                PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                                 FORCENERGY INC

                      SPECIAL MEETING -- DECEMBER 7, 2000

    The undersigned hereby appoints Richard G. Zepernick, Jr., E. Joseph Grady, and Thomas F. Getten, each of them, each with full power of substitution, the proxy of the undersigned to attend the Special Meeting of Stockholders of FORCENERGY INC (the "Company") to be held at 1:00 p.m., C.S.T., on December 7, 2000 at the Doubletree Hotel Lakeside, Northshore Room, 3838 North Causeway Blvd., Metairie, Louisiana 70002, and any adjournments thereof, and to vote at said meeting and any adjournments thereof all shares of stock of the Company standing in the name of the undersigned, as instructed on the reverse side, and in his judgment on any other business which may properly come before said meeting.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)
--------------------------------------------------------------------------------

                Please Detach and Mail in the Envelope Provided

A /X/ Please mark your votes as in this example.

1. Approval of the Agreement and Plan of Merger, dated as of    FOR       AGAINST      ABSTAIN
  July 10, 2000, as amended, among Forest Oil Corporation,      / /         / /          / /
  Forest Acquisition I Corporation, a wholly owned
  subsidiary of Forest, and the Company, and the
  transactions contemplated thereby, including the merger,
  pursuant to which Forest Acquisition I Corporation will be merged with and into the Company and each share of common
  stock, $0.01 par value per share, of the Company issued
  and outstanding immediately prior to the merger (other
  than shares held by Forest, the Company or their
  respective subsidiaries, which will be canceled) will be
  converted into the right to receive 1.6 common shares,
  $0.10 par value, of Forest (or 0.8 of a Forest common
  share if the proposed 1-for-2 reverse stock split of the
  Forest common shares is approved).

All other matters that may come before the meeting.

    (INSTRUCTION: This proxy will be voted as directed, but if no direction is specified, or if you ABSTAIN, your vote will be counted for quorum purposes but will not be considered as a vote FOR or AGAINST proposal 1.
--------------------------------------------------------------------------------

  PLEASE COMPLETE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.

Signature ______________________________    Dated: _____________________________

NOTE: Stockholder(s) should sign above exactly as name(s) appears hereon. But minor discrepancies in such signatures shall not invalidate their proxy. If more than one Stockholder, all should sign.

        Please date, sign and mail your proxy card back as soon as possible!